Exhibit 4.2
THIRD AMENDMENT TO FIRST AMENDED AND RESTATED
SECURED TERM LOAN AGREEMENT
     This THIRD AMENDMENT TO FIRST AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT (the “Amendment”) is made as of this 10th day of December, 2007, by and among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures, LLC, S.E., a Delaware limited liability company (“DDR PR”; DDR and DDR PR together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms of the Loan Agreement (as hereinafter defined), collectively, the “Borrower”), KeyBank National Association, and the other several banks, financial institutions and other entities from time to time parties to the Loan Agreement described below, including, one or more new or existing “Lenders” shown on the signature pages hereof (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, Bank of America, N.A., not individually, but as “Syndication Agent”, and Eurohypo AG, New York Branch, ING Real Estate Finance (USA) LLC and Scotiabanc Inc., not individually, but as “Documentation Agents”.
RECITALS
     A. Borrower, Administrative Agent, Syndication Agent, Documentation Agents and certain other Lenders entered into that certain First Amended and Restated Secured Term Loan Agreement dated as of June 29, 2006, as modified and amended by that certain First Amendment to First Amended and Restated Secured Term Loan Agreement dated as of February 20, 2007, and as further modified and amended by that certain Second Amendment to First Amended and Restated Secured Term Loan Agreement dated as of March 30, 2007 (as modified and amended, the “Loan Agreement”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
     B. The Borrower, the Administrative Agent and the Lenders desire to amend the Loan Agreement in order to, among other things (i) increase the Aggregate Commitment from $550,000,000.00 to $800,000,000.00; (ii) admit Compass Bank, Fifth Third Bank, Deutsche Bank Trust Company Americas, Inc., Citicorp North America, Inc., Lehman Brothers Commercial Bank, The Bank of Tokyo — Mitsubishi UFJ, Ltd. and Morgan Stanley Senior Funding, Inc. (collectively, the “New Lenders”) as “Lenders” under the Loan Agreement, (iii) add certain Operating Projects as Subject Properties and (iv) provide pledges of additional Pledged Equity Interests as Collateral for the Loans.
     C. Borrower has requested changes to certain terms in the Loan Agreement as set forth herein and the Lenders have agreed to such changes.
     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AMENDMENTS
     1. The foregoing Recitals to this Amendment are incorporated into and made part of this Amendment.

     2. From and after December 10, 2007 (the “Effective Date”), (i) the New Lenders shall be considered as “Lenders” under the Loan Agreement and the other Loan Documents, and (ii) the Lenders shall each have a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment (such amounts to include any increases in the Commitments of the existing Lenders). The Borrower shall, on or before the Effective Date, execute and deliver to each of the Lenders a new or amended and restated Note in the amount of its respective Commitment.
     3. From and after the Effective Date, the Aggregate Commitment shall equal Eight Hundred Million and No/100 Dollars ($800,000,000.00).
     4. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated to read as follows:
     “Consolidated Capitalization Value” means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which the Borrower has reported results (excluding any portion of Consolidated Cash Flow attributable to: (A) Assets Under Development, (B) Acquisition Assets and (C) Mezzanine Debt Investments) multiplied by two, and divided by 0.0750, plus (ii) total gains on sales, net of expenses, of merchant building activities for the most recent period of four (4) consecutive fiscal quarters, divided by .1250, provided that the amount added to Consolidated Capitalization Value pursuant to this clause (ii) shall not exceed 5% of the total Consolidated Capitalization Value, plus (iii) Acquisition Assets valued at the higher of their acquisition cost or capitalization value, such value to be calculated by dividing (x) the Net Operating Income for such Acquisition Assets for the most recent period of two (2) consecutive fiscal quarters for which the Borrower has reported results multiplied by two (2), by (y) .0750, provided that once an Acquisition Asset is valued by capitalizing Net Operating Income, that Acquisition Asset can no longer be valued using its acquisition cost.
     “Consolidated Market Value” means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, plus (b) the value of Unrestricted Cash and Cash Equivalents, plus (c) the lesser of (i) the value of Assets Under Development, or (ii) ten percent (10%) of the Consolidated Capitalization Value plus (d) the lesser of (i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) five percent (5%) of the Consolidated Capitalization Value, plus (e) the lesser of (i) 100% of the then-current book value, as determined in accordance with GAAP, of Developable Land, or (ii) 5% of total Consolidated Capitalization Value plus (f) cash from like-kind exchanges on deposit with a qualified intermediary (provided that the amount included in Consolidated Market Value pursuant to this clause (f) shall not exceed 10% of the Consolidated Capitalization Value), plus (g) the value of Mezzanine Debt Investments that are not more than ninety (90) days past due determined in accordance with GAAP (provided that the amount included in Consolidated Market Value for Mezzanine Debt Investments pursuant to this clause (g) shall not exceed 7% of the Consolidated Capitalization Value).
     “First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent compliance certificate; provided, however, that (i) any such Indebtedness owed by an Investment Affiliate shall be reduced by the Consolidated Group Pro Rata Share of such Indebtedness, and (ii) any such Indebtedness owed by a member of the Consolidated Group shall be reduced by the Consolidated Group’s pro rata share of such Indebtedness.
     “Value of Unencumbered Assets” means, as of any date, the sum of:
(a)	the amount determined by dividing the Net Operating Income for each Project which is an Unencumbered Asset (excluding the Net Operating Income for any Acquisition Asset which is an Unencumbered Asset) as of such date for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.0750 (provided that not more than fifteen percent (15%) of the Value of Unencumbered Assets with respect to Projects shall be attributable to the value of those portions of Unencumbered Assets which are ground leased by Borrower or one of its Subsidiaries, as lessee, with a remaining term of less than 40 years including options, and provided further, that not more than fifteen percent (15%) of the Value of Unencumbered Assets shall be attributable to Unencumbered Assets not located in the United States or Puerto Rico), plus

(b)	cash from like-kind exchanges on deposit with a qualified intermediary, provided that the aggregate amount added to the Value of Unencumbered Assets under this clause (b) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus

(c)	the amount by which the value of Unrestricted Cash and Cash Equivalents exceeds $10,000,000, plus

(d)	the value of Assets Under Development which are Unencumbered Assets, provided that the aggregate amount added to Value of Unencumbered Assets under this clause (d) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus

(e)	the then-current value under GAAP of all First Mortgage Receivables (excluding the portion of any First Mortgage Receivable for which the ratio of the principal balance of the loan to the value of the Project securing repayment of such First Mortgage Receivable exceeds eighty-five percent (85%); provided, however, that such ratio shall be determined (i) by Borrower in good faith and (ii) at the time such First Mortgage Receivable is created) provided that the aggregate amount added to Value of Unencumbered Assets under this clause (e) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets, plus

(f)	the then-current book value, as determined in accordance with GAAP, of Developable Land which is an Unencumbered Asset, provided that the aggregate amount added to the Value of Unencumbered Assets under this clause (f) shall not exceed five percent (5%) of the total Value of Unencumbered Assets, plus

(g)	the amount determined by taking seventy five percent (75%) of the amount of Management Fees received by the Borrower or a Wholly-Owned Subsidiary for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) and dividing such amount by 0.20, plus

(h)	the value of each Acquisition Asset that is an Unencumbered Asset determined in the same manner as is set forth in the definition of Consolidated Capitalization Value, plus

(i)	the value of Mezzanine Debt Investments that are not more than ninety (90) days past due determined in accordance with GAAP, provided that the aggregate amount added to Value of Unencumbered Assets under this clause (i) shall not exceed ten percent (10%) of the total Value of Unencumbered Assets.
At no time shall the aggregate amount added to Value of Unencumbered Assets under clauses (b), (d), (e), (f), (g) and (i) exceed twenty percent (20%) of the total Value of Unencumbered Assets, provided that such percentage may be up to twenty-three percent (23%) for up to two quarters during the term of the Facility. If a Project is no longer owned as of the date of determination, then no value shall be included from such Project.
     5. The definitions of “Assets Under Development” and “Equity Value” in Section 1.1 of the Loan Agreement are amended by deleting the references to “0.0775” and inserting in lieu thereof “0.0750”.
     6. The following new definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order:
     “Convertible Debt Accounting Guidance” means any rule, regulation, pronouncement or other guidance under GAAP in the United States, which specifically relates to the accounting for convertible debt instruments that may be settled in cash upon conversion, and requires that the accounting treatment of such instruments be modified to (i) bifurcate the instrument into an indebtedness and an equity component, (ii) value each component of the instrument separately, and (iii) recognize interest expense on the indebtedness component at a rate similar to a liability instrument that does not have an equity component (which effectively represents a non-cash adjustment to interest expense in excess of the stated interest rate on the instrument).
     “Mezzanine Debt Investments” mean any mezzanine or subordinated mortgage loans made by a member of the Consolidated Group to entities that own commercial real estate or to the members, partners, stockholders, etc. of such entities, which real estate has a value in excess of the aggregate amount of such mezzanine debt and any senior debt encumbering such real estate and which has been designated by the Borrower as a “Mezzanine Debt Investment” in its most recent compliance certificate; provided, however, that (i) any such Indebtedness owed by an Investment Affiliate shall be reduced by the Consolidated Group Pro Rata Share of such Indebtedness, and (ii) any such Indebtedness owed by a member of the Consolidated Group shall be reduced by the Consolidated Group’s pro rata share of such Indebtedness.
     7. Section 2.1 of the Loan Agreement is amended by inserting the following new sentence at the end of the first paragraph: “Any funding of any Loan hereunder shall be made in dollars in lawful currency of the United States of America.”
     8. Section 2.13(i) of the Loan Agreement is amended by inserting the following new sentence at the end of the first paragraph: “All payments by Borrower hereunder shall be made in dollars in lawful currency of the United States of America.”
     9. Section 6.2 of the Loan Agreement is amended by inserting “, making Mezzanine Debt Investments, “ after “the repayment of Indebtedness”.
     10. Section 6.14 of the Loan Agreement is amended by inserting a new clause (iii) as follows:
     "(iii) Mezzanine Debt Investments;”
and renumbering the remaining clauses in Section 6.14.
     11. Section 6.18(viii) of the Loan Agreement is hereby amended to read as follows:
(viii) the sum of (x) the Consolidated Group’s aggregate Investment in Developable Land, Passive Non-Real Estate Investments, First Mortgage Receivables, Assets Under Development and Properties not located in the United States or Puerto Rico, plus (y) total gains on sales, net of expenses, of merchant building activities for the most recent period of four (4) consecutive fiscal quarters, divided by .1250, to exceed thirty percent (30%) of Consolidated Capitalization Value. Developable Land, Passive Non-Real Estate Investments and First Mortgage Receivables will be valued at the lower of acquisition cost or market value.
     12. Schedule 1.2 and Schedule 1.3 attached to the Loan Agreement are hereby modified and amended by deleting such Schedules in their entirety and by inserting in lieu thereof Schedule 1.2 and Schedule 1.3, respectively, attached hereto.
     13. Schedule 4 and Schedule 5.21 attached to the Loan Agreement are hereby modified and amended by adding to such schedules the information set forth on Schedule 4 and Schedule 5.21, respectively, attached hereto.
     14. Notwithstanding any provision contained in the Loan Agreement to the contrary, solely for purposes of calculating any financial covenants required hereunder, such calculation shall ignore the application of the Convertible Debt Accounting Guidance, if and to the extent otherwise applicable to Borrower’s financial statements.
     15. Borrower hereby represents and warrants that:
(a)	no Default or Unmatured Default exists under the Loan Documents;

(b)	the Loan Documents are in full force and effect and Borrower has no defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c)	there has been no material adverse change in the financial condition of Borrower from that shown in its June 30, 2007 financial statements;

(d)	Borrower has full corporate power and authority to execute this Amendment and no consents are required for such execution other than any consents which have already been obtained; and

(e)	all representations and warranties contained in Article V of the Loan Agreement are true and correct as of the date hereof and all references therein to “the date of this Agreement” shall refer to “the date of the Third Amendment to this Agreement” and all representations and warranties contained in the other Loan Documents are true and correct as of the date hereof and all references therein to “the date of this Agreement” shall refer to “the date of the Third Amendment to the Loan Agreement.”
     16. Except as specifically modified hereby, the Loan Agreement is and remains unmodified and in full force and effect and the obligations of Borrower, Lenders and Administrative Agent under the Loan Agreement are hereby ratified and confirmed. All references in the Loan Documents to the “Loan Agreement” henceforth shall be deemed to refer to the Loan Agreement as amended by this Amendment.
     17. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed and enforced in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.
     18. This Amendment shall become effective when it has been executed by Borrower, Administrative Agent and the Required Lenders.

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     IN WITNESS WHEREOF, the Borrower, the Required Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER: DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ David E. Weiss
	Print Name:	David E. Weiss
	Title:	Senior Vice President

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5775 Facsimile: 216/755-1775 Attention: Chief Financial Officer
with a copy to:
3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel
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DDR PR VENTURES, LLC, S.E.
By:	/s/ David E. Weiss
	Print Name:	David E. Weiss
	Title:	Senior Vice President

3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5775 Facsimile: 216/755-1775 Attention: Chief Financial Officer
with a copy to:
3300 Enterprise Parkway Beachwood, Ohio 44122 Phone: 216/755-5650 Facsimile: 216/755-1560 Attention: General Counsel
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$60,000,000.00	EXISTING LENDERS:
KEYBANK NATIONAL ASSOCIATION, Individually and as Administrative Agent
	By:	/s/ Kevin P. Murray
		Print Name:	Kevin P. Murray
		Title:	Senior Vice President

127 Public Square 8th Floor Cleveland, OH 44114 Phone: 216-689-7547 Facsimile: 216-689-4997 Attention: Kevin Murray
With a copy to:
127 Public Square 8th Floor Cleveland, OH 44114 Phone: 216-689-4545 Facsimile: 216-689-4997 Attention: Dan Heberle
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$60,000,000.00	BANK OF AMERICA, N.A., Individually and as Syndication Agent
	By:	/s/ Mark A. Mokelke
		Print Name:	Mark A. Mokelke
		Title:	Vice President

231 South LaSalle Street Chicago, IL 60604 Phone: 312/828-5215 Facsimile: 312/974-4970 Attention: Ms. Cheryl Sneor
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$55,000,000.00	ING REAL ESTATE FINANCE (USA) LLC, Individually and as Documentation Agent
	By:	/s/ Michael E. Shields
		Print Name:	Michael E. Shields
		Title:	Director

ING Real Estate Finance (USA) LLC 230 Park Avenue New York, New York 10169 Phone: (212) 883-2672 Facsimile: (212) 883-2972 Attention: Mr. Michael E. Shields
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$55,000,000.00	SCOTIABANC INC., Individually and as Documentation Agent
	By:	/s/ J. F. Todd
		Print Name:	J. F. Todd
		Title:	Managing Director

Scotiabanc Inc. 711 Louisiana Street, Suite 1400 Houston, TX 77002 Phone: 832-426-6001 Facsimile: 832-426-6000 Attention: Jocelyn Todd, Managing Director
With a copy to:
The Bank of Nova Scotia One Liberty Plaza, 25th Floor New York, NY 10006 Phone: 212-225-5167 Facsimile: 212-225-5166 Attention: Mr. Robert Boese
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$45,000,000.00	RBS CITIZENS, N.A. D/B/A CHARTER ONE
	By:	/s/ Florentina Djulvezan
		Name:	Florentina Djulvezan
		Title:	Vice-President

1215 Superior Avenue Cleveland, Ohio 44114 Telephone: 216-277-0694 Facsimile: 216-277-4607 Attention: Florentina Djulvezan
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$43,000,000.00	EUROHYPO AG, NEW YORK BRANCH, Individually and as Documentation Agent
	By:	/s/ John Lippmann
		Print Name:	John Lippmann
		Title:	Director

and by:
	By:	/s/ Stephen Cox
Print Name: Stephen Cox
Title: Director

Head of Portfolio Operations Eurohypo AG, New York Branch 1114 Avenue of the Americas 29th Floor New York, NY 10036 Phone: (212) 479-5700 Fax: (866) 267-7680
With a copy to:
Head of Legal Department Eurohypo AG, New York Branch 1114 Avenue of the Americas 29th Floor New York, NY 10036 Phone: (212) 479-5700 Fax: (866) 267-7680
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$40,000,000.00	SUNTRUST BANK
	By:	/s/ Nancy B. Richards
		Name:	Nancy B. Richards
		Title:	Senior Vice President

8330 Boone Blvd., 8th Floor Vienna, Virginia 22182 Telephone: 703-442-1557 Facsimile: 703-442-1570 Attention: Nancy B. Richards
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$40,000,000.00	THE BANK OF NEW YORK
	By:	/s/ Kenneth McDonnell
		Print Name:	Kenneth McDonnell
		Title:	Vice President

One Wall Street 21st Floor New York, New York 10286
Telephone: (212) 635-1066 Facsimile: (212) 809-9520 Attention: Kenneth McDonnell
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$35,000,000.00	REGIONS BANK
	By:	/s/ Lori A. Chambers
		Name:	Lori A. Chambers
		Title:	Vice President

1900 5th Avenue North, 15th Floor Birmingham, Alabama 35203 Telephone: (205) 326-5465 Facsimile: (205) 264-5456 Attention: Lori A. Chambers

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$35,000,000.00	SUMITOMO MITSUI BANKING CORPORATION
	By:	/s/ David A. Buck
		Print Name:	David A. Buck
		Title:	Senior Vice President

277 Park Avenue New York, NY 10172 Phone: 212-224-4178 Facsimile: 212-224-4887 Attention: Mr. Charles J. Sullivan
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$35,000,000.00	UBS LOAN FINANCE LLC
	By:	/s/ Richard L. Tavrow
		Print Name:	Richard L. Tavrow
		Title:	Director

	By:	/s/ Irja R. Otsa
		Print Name:	Irja R. Otsa
		Title:	Associate Director

677 Washington Blvd. Stamford, Connecticut 06901 Telephone: 203-719-0678 Facsimile: 203-719-3888 Attention: Iris Choi
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$35,000,000.00	WELLS FARGO BANK, N.A.
	By:	/s/ Marla S. Bergrin
		Name:	Marla S. Bergrin
		Title:	Vice-President

123 North Wacker Drive, Suite 1900 Chicago, Illinois 60606 Telephone: 312-269-4818 Facsimile: 312-782-0969 Attention: Scott S. Solis
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$30,000,000.00	HUNTINGTON NATIONAL BANK
	By:	/s/ Ryan Terrano
		Name:	Ryan Terrano
		Title:	Vice-President

917 Euclid Avenue CM17 Cleveland, Ohio 44115 Telephone: 216-515-0683 Facsimile: 216-515-6821 Attention: Ryan Terrano

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$30,000,000.00	U.S. BANK NATIONAL ASSOCIATION
	By:	/s/ Mark H. Oldfield
		Name:	Mark H. Oldfield
		Title:	Vice President

1350 Euclid Avenue, Suite 1100 Cleveland, Ohio 44115 Telephone: 216-623-9299 Facsimile: 216-241-0164 Attention: Mark H. Oldfield
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$25,000,000.00	PNC BANK, NATIONAL ASSOCIATION, Individually
	By:	/s/ Terri Wyda
		Print Name:	Terri Wyda
		Title:	Vice President

249 Fifth Avenue P1-POPP-19-2 Pittsburgh, PA 15222-2707 Phone: 412-768-8782 Facsimile: 412-762-6500 Attention: Terri Wyda

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$20,000,000.00	BANCO POPULAR DE PUERTO RICO, NEW YORK BRANCH
	By:	/s/ Hector J. Gonzalez
		Name:	Hector J. Gonzalez
		Title:	Vice-President

7 West 51st Street New York, New York 10019 Telephone: 212-445-1988 Facsimile: 212-245-4677 Attention: Hector J. Gonzalez
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$10,000,000.00	THE NORTHERN TRUST COMPANY
	By:	/s/ Robert Wiarda
		Name:	Robert Wiarda
		Title:	Vice President

50 S. LaSalle Chicago, Illinois 60675 Telephone: 312-444-3380 Facsimile: 312-444-7028 Attention: Robert Wiarda
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$7,000,000.00	MANUFACTURERS AND TRADERS TRUST COMPANY
	By:	/s/ David J. Ladori
		Name:	David J. Ladori
		Title:	Assistant Vice-President

c/o M&T Bank National & Canadian Lending Group One Fountain Plaza, 12th Floor Buffalo, New York 14203 Telephone: 716-848-3785 Facsimile: 716-848-7318 Attention: David J. Ladori

NEW LENDERS:
$30,000,000.00	DEUTSCHE BANK TRUST COMPANY AMERICAS, INC.
	By:	/s/ George R. Reynolds
		Print Name:	George R. Reynolds
		Title:	Director

	By:	/s/ Brenda Casey
		Print Name:	Brenda Casey
		Title:	Director

200 Crescent Court #550 Dallas, Texas 75201 Phone: 214-740-7906 Facsimile: 214-740-7910 Attention: Justin Shull

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$30,000,000.00	FIFTH THIRD BANK
	By:	/s/ Lou Sala
		Print Name:	Lou Sala
		Title:	Vice President Commercial Real Estate

600 Superior Avenue., 2nd Floor MDA65111 Cleveland, Ohio 44114 Phone: 216-274-5030 Facsimile: 216-274-5621 Attention: Lou Sala
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$25,000,000.00	MORGAN STANLEY SENIOR FUNDING, INC.
	By:	/s/ Daniel Twenge
		Print Name:	Daniel Twenge
		Title:	Vice President

1633 Broadway, 25th Floor New York, New York 10019 Phone: 212-537-1532/2484 Facsimile: 212-537-1867/1866 Attention: Daniel Twenge
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$20,000,000.00	THE BANK OF TOKYO — MITSUBISHI UFJ, LTD.
	By:	/s/ James T. Taylor
		Print Name:	James T. Taylor
		Title:	Vice President

1251 Avenue of the Americas New York, New York 10020 Phone: 212-782-4116 Facsimile: 212-782-6442 Attention: James T. Taylor
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$15,000,000.00	CITICORP NORTH AMERICA, INC.
	By:	/s/ Ricardo James
		Print Name:	Ricardo James
		Title:	Vice President

390 Greenwich Street, Floor 1 New York, New York 10013 Phone: 212-723-5259 Facsimile: 646-688-1957 Attention: James Hirschhorn
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$10,000,000.00	COMPASS BANK
	By:	/s/ John Reichenbach
		Print Name:	John Reichenbach
		Title:	Executive Vice President

8080 North Central Expressway — #370 Dallas, Texas 75206 Phone: 214-706-8005 Facsimile: 214-890-8668 Attention: John Reichenbach — EVP
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$10,000,000.00	LEHMAN BROTHERS COMMERCIAL BANK
	By:	/s/ George Janes
		Print Name:	George Janes
		Title:	Chief Credit Officer

745 7TH Avenue, 5th Floor New York, New York 10019 Phone: 212-526-6560 Facsimile: 212-220-9606 Attention: Robert Diaz